ADVANCED TERMINATION AND MUTUAL SETTLEMENT AGREEMENT CELEBRATED BY, ON ONE HAND BY EMILIO ACUÑA PERALTA AND CARLOS ARNOLD ACUÑA ARANDA PER THEIR OWN RIGHT (THE “SELLERS”) AND, ON THE OTHER HAND, BY CORPORACIÓN AMERMIN, S. A. DE C. V., REPRESENTED IN THIS ACT BY MR. RAMIRO TREVIZO LEDEZMA IN HIS CHARACTER AS SOLE ADMINISTRATOR AND LEGAL REPRESENTATIVE AS WELL AS BY MR. RAMIRO TREVIZO LEDEZMA, PERSONALLY AND PER HIS OWN RIGHT (THE “PURCHASERS”) AS PER THE FOLLOWING PREVIOUS FACTS, DECLARATIONS AND CLAUSES:

PREVIOUS FACTS

I.

On the 31st August 2006, PARTIES subscribed a Sales-Purchase Contract of Nominal Shares (the CONTRACT), by virtue of which, among other terms and conditions, the PÚRCHASERS acquired from the SELLERS the totality of the representative shares of the social capital of the corporation named Compañía Minera La Escuadra, S. A. de C. V. (CMLE), at that time being 2,000 (two thousand) ordinary nominal shares each with a value of $1,000.00 Mx. Cy., (One thousand Mexican Currency 00/100) (the SHARES, divided in the following manner: I. 1,700 (one thousand and seven hundred) shares property of Emilio Acuña Peralta and;  II., the remaining 300 (three hundred) shares property of Carlos Arnold Acuña Aranda;

II.

As a counterclaim concept for the acquisition of the SHARES, the PURCHASERS took unto themselves the obligation of paying the total amount of $500,000.00 Dollars (Five hundred thousand Dollars 00/100 in United States Currency), that is, the amount of $250.00 Dollars (Two hundred and fifty Dollars 00/100 in United States Currency) per each share in the proportion indicated following:

I. For the purchase of 1,640 (One thousand six hundred and forty) shares property of Emilio Acuña Peralta, Corporación Amermin, S. A. de C. V., committed itself to pay the amount of $410,000.00 Dollars (Four hundred and ten thousand Dollars 00/100 in United States Currency);

II. For the purchase of the remaining 60 (sixty) shares property of Emilio Acuña Peralta, Ramiro Trevizo Ledezma committed himself to pay the amount of $15,000.00 Dollars (Fifteen thousand Dollars 00/100 in United States Currency), and;

III.For the purchase of the 300 (three hundred) shares property of Carlos Arnold Acuña Aranda, Corporación Amermin, S. A. de C. V., committed itself to pay in the former’s favor the amount of $75,000.00 Dollars (Seventy five thousand Dollars 00/100 in United States Currency.

III.

The subscription of the CONTRACT was duly ratified on the 21st July 2006 before testimony of Mr. Eugenio Fernando García Russek, attorney and applicant to the exercise of Public Notary being ascribed to Notary Public number 28 of the Morelos Judicial District, and acting as Notary per license of

Advanced termination and mutual settlement contract subscribed by Emilio Acuña Peralta and Carlos Arnold Acuña Aranda on one hand, and Corporación Amermin, S. A. de C. V., and Ramiro Trevizo Ledezma on the other on the 1st September 2008 the Office’s Title Holder Mr. Felipe Colomo Castro, attorney, and reason of such an act taken notice of in the Book of Acts out of Protocol number XII, under act number 13,165 on same date. For purposes of clarity and certainty an ordinary copy of the CONTRACT is attached to the body of this present writing as Annex I;

IV.

Previous to the subscription of the CONTRACT and with the purpose of respecting the right of preference that might correspond to the SELLERS under the terms of the social statutes of CMLE, on the 10th July 2006 the shareholders of such a company celebrated an Ordinary General Assembly in which, among other resolutions, the sell of the SHARES was authorized in accord to the following proportions, same that were included in the terms and conditions of the CONTRACT: I Emilio Acuña Peralta would sell 1,640 (one thousand and six hundred and forty) shares in favor of Corporación Amermin, S. A. de C. V.; II Emilio Acuña Peralta would sell 60 (sixty) shares in favor of Ramiro Trevizo Ledezma, and; III. Carlos Arnold Acuña Aranda would sell 300 (three hundred) shares of his ownership in favor of Corporación Amermin, S. A. de C. V.

V.

The Shareholders’ Assembly Act described in the afore mentioned numeral was duly protocolized per virtue of Public Writ number 16,815 granted on the 31st October 2006 before testimony of Mr. Eugenio Fernando García Russek attorney and applicant to the exercise of Public Notary being ascribed to Notary Public number 28 of the Morelos Judicial District, and acting as Notary per license of the Office’s Title Holder Mr. Felipe Colomo Castro;

VI.

Months afterwards, on the 12th January 2007, Corporación Amermin, S. A. de C. V., and Ramiro Trevizo Ledezma in their character as new shareholders of CMLE. Celebrated an Ordinary General Assembly in which, among other matters of the Order of the Day adopted the following resolutions: I. Revoke the office of Sole Administrator from Emilio Acuña Peralta of CMLE; II. Revoke the totality of faculties, powers and mandates previously granted by CMLE in favor of Emilio Acuña Peralta; III. Name Mr. Ramiro Trevizo Ledezma as new Sole Administrator of CMLE, extending to him for such a purpose the totality of faculties, powers and mandates contemplated in the social statutes of the company for its administrators; IV. Revoke the charge of Proprietor Commissar of CMLE from David García Pérez; V. Revoke the totality of faculties, powers, and mandates previously granted by CMLE in favor of David García Pérez; VI. Name Mr. Ramón Alejandro Granillo Robles as the Society’s Proprietor Commissar, as well as; VII. Grant different powers in favor of Mr. Ramiro Trevizo González and Héctor Salvador Rentería Wong, because it is so convenient for the correct operation of the Society’s interests.

VIII.

Derived from the judicial acts described in the afore mentioned numerals, to date, the social capital of CMLE is structured as follows:

Advanced termination and mutual settlement contract subscribed by Emilio Acuña Peralta and Carlos Arnold Acuña Aranda on one hand, and Corporación Amermin, S. A. de C. V., and Ramiro Trevizo Ledezma on the other on the 1st September 2008

Shareholders	Fixed Capital Shares	Varying Amount of Capital shares	Value in Mexican Currency	%
Corporación Amermin, S. A. de C. V. RFC. CAM-950810-K77	49	1,891	$1’940,000.00	97
Ramiro Trevizo Ledezma RFC. TELR-560904-R47	1	59	$60,000.00	3
Total	50	1,950	$2’000,000.00	100

IX.

In days past, PARTIES sustained different negotiations with the purpose of exploring the possibility of terminating the mercantile sale-purchase operation consigned and formalized by virtue of the CONTRACT and of the rest of the documentation described in the afore mentioned numerals, considering the feasibility of same as it was convenient to both parties’ interests and thus, proceeding in consequence to the preparation of this present instrument for all legal effects that may take place under the terms of the Tenth Clause of the CONTRACT.

DECLARATIONS

I.

Mr. Emilio Acuña Peralta per his own right and under oath of stating the truth, declares, that:

1. He is a Mexican citizen, of age, in complete use of his physical and mental faculties as well as enabled to engage in commerce and in all kinds of mercantile operations and thus, he enjoys the sufficient and necessary personality to intervene in this present judicial act;

2. To be duly inscribed in the Federal Taxpayers Registry with fiscal identification certificate AUPE-501019-NQ0 and to be up to date in his income tax payments and other contributions that have corresponded in agreement with the applicable and current fiscal legislation.

3. Under the terms of the CONTRACT he expressly acknowledges having received to date from the PURCHASERS the following payments per counterclaim concept for the sale of the SHARES, including those of his property as well as those of which Carlos Arnold Acuña Aranda was title holder:

Advanced termination and mutual settlement contract subscribed by Emilio Acuña Peralta and Carlos Arnold Acuña Aranda on one hand, and Corporación Amermin, S. A. de C. V., and Ramiro Trevizo Ledezma on the other on the 1st September 2008

I. From Corporación Amermin, S. A. de C. V., the amount of $117,785.72 Dollars (one hundred and seventeen thousand and seven hundred and eighty five Dollars 72/100 in United States Currency), and still pending to date payment on the part of such company the total amount of $367,214.28 Dollars (three hundred and sixty seven thousand and two hundred and fourteen Dollars 28/100 in United States currency), and;

II. From Ramiro Trevizo Ledezma, the amount of $3,642.85 Dollars (three thousand and six hundred forty two Dollars 85/100 in United States currency), and still pending to date payment on the part of such individual the amount of $11,357.15 Dollars (eleven thousand and three hundred and fifty seven 10/100 in United States Currency).

4. He has had the opportunity of checking the corporative and accounting documentation of the company and recognizes that same is satisfactory as it has been submitted to his own advisors who have indicated to him no relevant contingency regarding same.

5. It is his free will to subscribe this present agreement with the purpose of terminating in advance the mercantile relationship now had with the PURCHASERS derived from the subscription of the CONTRACT, as well as to settling mutually the widest berth termination allowed by law in agreement with the terms and conditions included in this instrument.

II.

Mr. Carlos Arnold Acuña Aranda per his own right and under oath of stating the truth, declares, that:

1. He is a Mexican citizen, of age, in complete use of his physical and mental faculties as well as enabled to engage in commerce and in all kinds of mercantile operations and thus, he enjoys the sufficient and necessary personality to intervene in this present judicial act;

2. To be duly inscribed in the Federal Taxpayers Registry with fiscal identification certificate AUAC-77111104-9Q7 and to be up to date in his income tax payments and other contributions that have corresponded in agreement with the applicable and current fiscal legislation.

3. With the purpose of facilitating the execution of payment obligations charged to the PURCHASERS, he expressly and in all opportunity authorized Mr. Emilio Acuña Peralta to receive on his behalf those payments that would correspond to him by the sale of the SHARES of his property, as per the schedule of payments of the price set in the CONTRACT.

4. He has had the opportunity of checking the corporative and accounting documentation of the company and recognizes that same is satisfactory as it has been submitted to his own advisors who have indicated to him no relevant contingency regarding same.

Advanced termination and mutual settlement contract subscribed by Emilio Acuña Peralta and Carlos Arnold Acuña Aranda on one hand, and Corporación Amermin, S. A. de C. V., and Ramiro Trevizo Ledezma on the other on the 1st September 2008

5. It is his free will to subscribe this present agreement with the purpose of terminating in advance the mercantile relationship now had with the PURCHASERS derived from the subscription of the CONTRACT, as well as to settling mutually the widest berth termination allowed by law in agreement with the terms and conditions included in this instrument.

III.

Corporación Amermin, S. A. de C. V., declares through its legal representative and under oath of stating the truth, that:

1. It is a Mexican mercantile society, specifically a Stock Company with Varying Amount of Capital, duly established and operating in agreement with the applicable and current legislation in the United States of Mexico as is evinced in Public Writ number 9,311, granted on the 9th August 1995 before testimony of Mr. José R. Miller Hermosillo, attorney and Notary Public number 2 of the Morelos Judicial District, State of Chihuahua, and instrument that was duly inscribed in the Public Registry of Commerce of said judicial district under electronic mercantile folio number 21,164*10 and thus enjoy the sufficient and necessary personality to intervene in this present judicial act;

2. It enjoys the faculties, powers and sufficient and necessary mandates to subscribe this present agreement as is evinced in the instrument described in the afore indicated numeral, and same that have not been limited, restrained, suspended or revoked to date and reason by which he enjoys the capacity to subscribe this agreement;

3. It is duly inscribed in the Federal Taxpayers Registry with Fiscal Identification Certificate CAM-950810-K77 and to be up to date in its income tax payments and other contributions that have corresponded according to the applicable and current fiscal legislation, and;

4. It is the will of its Administration Board, as well as of its current shareholders, to subscribe this present agreement with the purpose of terminating in advance the mercantile relationship it holds with the SELLERS derived from the subscription of the CONTRACAT, as well to grant to each other the widest berth termination allowable by law in agreement with the terms and conditions included in this instrument.

IV.

Mr. Ramiro Trevizo Ledezma, per his own right and under oath of stating the truth, declares that:

1. To be a Mexican citizen in complete use of his mental and physical abilities as well as enabled to engage in commerce and in all types of mercantile operations and thus enjoys the sufficient and necessary personality to intervene in this judicial act;

2. To be duly inscribed in the Federal Taxpayers Registry with Fiscal Identification Certificate TELR-560904-R47 and to be up to date in its income tax payments and other contributions that have corresponded according to the applicable and current fiscal legislation, and;

Advanced termination and mutual settlement contract subscribed by Emilio Acuña Peralta and Carlos Arnold Acuña Aranda on one hand, and Corporación Amermin, S. A. de C. V., and Ramiro Trevizo Ledezma on the other on the 1st September 2008

3. It is his free will to subscribe this present agreement with the purpose of terminating in advance the mercantile relationship it holds with the SELLERS derived from the subscription of the CONTRACT, as well to grant to each other the widest berth termination allowable by law in agreement with the terms and conditions included in this instrument.

V.

PARTIES declare per their right and through their legal representatives, as has been put down, under oath of stating the truth, that they acknowledge the personality they bear in addition of assisting to the subscription of this present document in good faith, free o deceit, error, violence or any other kind of vitiation with the purpose of committing themselves to the following:

CLAUSES

FIRST. ADVANCED TERMINATION: For all legal effects that may take place, because it is so convenient to their respective interests and under the terms of the Thirteenth Clause of the CONTRACT, by virtue of the subscription of this present instrument PARTIES expressly agree in terminating in advance as of this date with the totality of the terms and conditions of the CONTRACT,  as well as with any other written or verbal agreements related with the transfer of the ownership of the SHARES on the part of the SELLERS in favor of the PURCHASERS.

SECOND, POURCHASERS’ OBLIGATIONS: Taking into consideration the advanced termination and mutual settlement agreed upon in the afore mentioned clauses, the PURCHASERS expressly commit themselves before the SELLERS, for all legal effects that may arise, to decline the totality of interests and rights they held on the SHARES by virtue of the CONTRACT or of any other written or verbal agreements related with such an object.

Specifically, the PURCHASERS expressly commit themselves to:

1. Celebrate on this same date an Ordinary General Assembly in they character as current shareholders of CMLE with the purpose of giving resolution to the following points, among other directly related with same: I. Expressly authorize the transfer of ownership of the SHARES in favor of the SELLERS, keeping for such an effect the original shareholding tenancy proportion; II. Revoke the previously granted powers in favor of Mr. Ramiro Trevizo González and Héctor Salvador Rentería Wong; III. Revoke the nomination of Ramón Alejandro Granillo Robles from the charge of Proprietor Commissar of the company, as well as; IV. Name Mrs. Isaura Irasema Valencia Aguilar as new Proprietor Commissar of CMLE;

2. Keep in a confidential character the totality of documentation and information being held to date in relation with CMLE, excepting in those cases in which it be required by competent authorities and that must be disclosed for paper work and proceedings of any nature;

Advanced termination and mutual settlement contract subscribed by Emilio Acuña Peralta and Carlos Arnold Acuña Aranda on one hand, and Corporación Amermin, S. A. de C. V., and Ramiro Trevizo Ledezma on the other on the 1st September 2008

3. In general, abstain from exhibiting in any manner the rights and interests it held to date regarding the SHARES, and;

4. Regarding the administration of the Society, PARTIES expressly convene in that Mr. Ramiro Trevizo Ledezma, current Sole Administrator, continues in the exercise of his office for one more year. Consequently, at the latest on the 1st September 2009, the SELLERS must celebrate a Yearly Ordinary General Assembly in which, among other matters, the approval of the management of Mr. Ramiro Trevizo be discussed, his nomination be revoked and a new administrator be called in.

THIRD. SELLERS’ OBLIGATION: Taking into consideration the advanced termination and mutual settlement agreed upon in the afore mentioned clauses, the SELLER expressly commit themselves before the PURCHASERS, for all legal effects that may arise, to decline the totality of interests and rights they held on the SHARES by virtue of the CONTRACT or of any other written or verbal agreements related with such an object.

Specifically, the SELLERS expressly commit themselves to:

1. Appear at the Shareholders Ordinary General Assembly of CMLE to be celebrated on this same date under the terms and before mentioned clauses as specially invited guests with the purpose of expressly accepting the resolutions adopted during the meeting.

2. Receive the totality of the accounting and social documentation of CMLE when so required by the PURCHASERS, and;

3. Regarding the administration of the Society PARTIES expressly convene that Ramiro Trevizo Ledezma, current Sole Administrator continues in the exercise of his office for one more year. Consequently, at the latest on the 1st September 2009, the SELLERS must celebrate a Yearly Ordinary General Assembly in which, among other matters, the approval of the management of Mr. Ramiro Trevizo be discussed, his nomination be revoked and a new administrator be called in.

FOURTH. MUTUAL SETTLEMENT: Derived from the advanced termination agreed upon in the first afore mentioned clause, PARTIES expressly convene for all legal purposes that may take place, in granting to each other the widest berth termination allowable by law regarding the totality of the acts, omissions and conducts of any kind or nature that their representatives, administrators, shareholders, proxies, mandatories, employees, executives, agents, consultants and advisors, either past, present or future, have carried out to date in relation to the execution of the CONTRACT or of any other agreements written or verbal related with the SHARES, the PARTIES acknowledging that to date there does not exist a right or obligation derived from same left pending to be complied with, and consequently surrendering as of this moment the promotion of any action, through any possible competent jurisdiction against them or of the subjects described, in the understanding that if any part should not comply with such an obligation, this present instrument will constitute a total and absolute liberation regarding the non compliances and responsibilities that

Advanced termination and mutual settlement contract subscribed by Emilio Acuña Peralta and Carlos Arnold Acuña Aranda on one hand, and Corporación Amermin, S. A. de C. V., and Ramiro Trevizo Ledezma on the other on the 1st September 2008 might be argued against them, and so, both PARTIES stating their satisfaction due to the mercantile relationship they have terminated on this date.

FIFTH. FOMALIZATION: For purposes of certainty and judicial security, PARTIES agree to ratify the subscription of this present document before Public Notary or Public Broker when so required by any of them in the understanding that expenses incurred in as derived from such an act will be covered by both parties equally.

SIXTH. ADDRESSES AND CONTACT TELEPHONES: PARTIES convene in stating their addresses and contact telephone numbers for anything referring with the execution and compliance to the terms and conditions of this present instrument, as well as to carry out announcements, notifications and other communication in relation to same, the following:

SELLERS Privada de Connecticut 1805 Colonia Residencial Campestre Ciudad de Chihuahua Estado de Chihuahua, México Phone: 01-614-423-4098	PURCHASERS Calle California 5101, suite 206 Colonia Haciendas de Santa Fe Ciudad de Chihuahua Estado de Chihuahua, México Phone: 01-614-200-8481

SEVENTH. ANNOUNCEMENTS, NOTIFICATIONS AND COMMUNICATIONS: PARTIES agree that any announcement, notification or communication necessary to give to each other must be carried out in writing.

Sending of mentioned documents can be carried out by three means: 1: By ordinary courier delivered on hand or by certificate mail, both with acknowledgment of receipt; 2. By Fax or; 3: Electronic mail. In this last instance, sending will only be considered valid and legally carried out when reception of the respective electronic mail if confirmed electronically within the 3 (three) following natural days after it being sent, through an answering and confirmation message by the receiving party.

PARTIES likewise agree that announcements, notifications and communications carried out in relation with this present instrument will be in effect on the day of their reception. In case that such messages include some kind of a term, this latter will begin to be in effect on the following day of confirmation of receipt independently if it is an able day or holiday.

EIGHTH. CONTACT PERSONS: PARTIES agree that the totality of announcements, notifications or communications necessary to have their counterparts know about as derived from the terms and conditions of this present instrument, must be indistinctly addressed to the following persons:

Advanced termination and mutual settlement contract subscribed by Emilio Acuña Peralta and Carlos Arnold Acuña Aranda on one hand, and Corporación Amermin, S. A. de C. V., and Ramiro Trevizo Ledezma on the other on the 1st September 2008

SELLERS EMILIO ACUÑA PERALTA CARLOS ARNOLD ACUÑA ARANDA CONRADO ACUÑA ARANDA	PURCHASERS RAMIRO TREVIZO LEDEZMA RAMIRO TREVIZO GONZÁLEZ

NINTH. TOTALITY OF THE AGREEMENT:  PARTIES accept that this present agreement contains the totality of the agreements between them regarding its object, leaving without effect and cancelling the whole of agreements, reports, negotiations, correspondence, commitments and communications carried out previously between them either in writing or verbally.

APPLICABLE LAW: This present instrument will abide and will be interpreted accordingly to the Code of Commerce, the General Law of Mercantile Societies and the Federal Civil Code among other applicable and current legal dispositions in the United States of Mexico.

ELEVENTH. JURISDICTION: In case there may arise controversies regarding the validity, intention, interpretation, execution or compliance to this agreement, PARTIES expressly agree to submit same before the competent courts of law of the Morelos Judicial District in the City of Chihuahua, State of Chihuahua, and giving up as of this moment any other jurisdiction or privilege that might correspond to them by reason of their addresses present or future or by whatever other circumstance.

PARTIES IN THE KNOWLEDGE OF THE FORCE AND LEGAL REACH OF THIS PRESENT AGREEMENT, SUBSCRIBE IT BEING TOGETHER IN THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA ON THE FIRST DAY OF SEPTEMBER OF THE YEAR TWO THOUSAND AND EIGHT.

SELLERS

Signature EMILIO ACUÑA PERALTA PER HIS OWN RIGHT	Signature CARLOS ARNOLD ACUÑA ARANDA PER HIS OWN RIGHT

PURCHASERS

CORPORACIÓN AMERMIN, S.A. DE C.V. REPRESENTED IN THIS ACT BY: RAMIRO TREVIZO LEDEZMA	RAMIRO TREVIZO LEDEZMA PER HIS OWN RIGHT

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Advanced termination and mutual settlement contract subscribed by Emilio Acuña Peralta and Carlos Arnold Acuña Aranda on one hand, and Corporación Amermin, S. A. de C. V., and Ramiro Trevizo Ledezma on the other on the 1st September 2008